Exhibit 99.1

Bristol Myers Squibb Prices $7 Billion of Senior Unsecured Notes

NEW YORK, November 9, 2020--Bristol-Myers Squibb Company (NYSE:BMY) today announced that it has priced a public offering (the “Offering”) of senior unsecured notes in a combined aggregate principal amount of $7 billion (collectively, the “Notes”). The Notes will be issued in six tranches: (i) $1,500,000,000 in aggregate principal amount of 0.537% notes due 2023, (ii) $1,000,000,000 in aggregate principal amount of 0.750% notes due 2025, (iii) $1,000,000,000 in aggregate principal amount of 1.125% notes due 2027, (iv) $1,250,000,000 in aggregate principal amount of 1.450% notes due 2030, (v) $750,000,000 in aggregate principal amount of 2.350% notes due 2040 and (vi) $1,500,000,000 in aggregate principal amount of 2.550% notes due 2050. Bristol Myers Squibb expects that the closing of the Offering will occur on November 13, 2020, subject to the satisfaction of customary closing conditions.

The Offering is being conducted in connection with the previously announced proposed acquisition (“Acquisition”) of MyoKardia, Inc. (“MyoKardia”), which is expected to close in the fourth quarter of 2020. Bristol Myers Squibb intends to use the net proceeds of the Offering to fund a portion of the aggregate cash consideration payable to MyoKardia shareholders in connection with the Acquisition and to pay related fees and expenses, with any remaining proceeds being used for general corporate purposes. The Offering is not conditioned upon the consummation of the Acquisition.  However, if (i) the Acquisition has not been consummated on or prior to June 30, 2021 or (ii) prior to such date, Bristol Myers Squibb notifies the trustee in respect of the Notes that Bristol Myers Squibb will not pursue the consummation of the Acquisition, then Bristol Myers Squibb will be required to redeem all outstanding Notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the applicable special mandatory redemption date.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., and Deutsche Bank Securities Inc. are acting as joint book-running managers for the Offering.

The Offering of the Notes is being made pursuant to an effective shelf registration statement (including a prospectus and preliminary prospectus supplement) (File No. 333-236272) filed with the U.S. Securities and Exchange Commission (the “SEC”).  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Bristol Myers Squibb, any underwriter or any dealer participating in the Offering will arrange to send you the prospectus and the preliminary prospectus supplement (or, if available, the prospectus supplement) if you request it by contacting Bristol Myers Squibb Investor Relations or Citigroup Global Markets Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146, J.P. Morgan Securities LLC at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 1-866-803-9204, Barclays Capital Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at barclaysprospectus@broadridge.com or by telephone at 1-888-603-5847, or Deutsche Bank Securities Inc. at Attn: Prospectus Department, 60 Wall Street, New York, New York 10005, by email at prospectus.cpdg@db.com or by telephone at 1-800-503-4611.

This press release shall not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, the Notes or any other security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Bristol Myers Squibb

Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook and Instagram.

Cautionary Notes on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, statements about the expected timing of completion of the Offering and the intended use of proceeds from the proposed Offering, the consummation of the Acquisition and projections as to the anticipated benefits thereof, and are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These risks, assumptions, uncertainties and other factors include, among others, that the conditions to completion of the Acquisition are not satisfied or waived or that the Acquisition is not completed within the anticipated time period. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect the Bristol Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by Bristol Myers Squibb’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this press release are made only as of the date of this document and except as otherwise required by applicable law, Bristol Myers Squibb’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Bristol Myers Squibb

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